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                                                                 EXHIBIT 10.24


                                     ENRON
                          NORTHERN NATURAL GAS COMPANY

            P. O. Box 1188 Houston, Texas 77251-1188 (713) 853-6161


February 16, 1996


Mr. Scott Longmore
Continental Natural Gas, Inc.
1400 Boston Building, Suite 500
1412 S. Boston
Tulsa, Oklahoma 74119

Re:      Amendment to CR#101125

Northern Natural Gas Company (Northern) and Continental Natural Gas, Inc. (Continental) are Parties to a Firm Throughput Service Agreement (CR#101125) executed simultaneously herewith. Northern and Continental hereby agree to amend CR#101125 as stated herein:

1. Rate. The commodity and demand rates stated in CR#101125 shall be superseded by the following combined discounted commodity and demand rate, which rate shall be applicable to transportation from the Primary Receipt Points to the Primary Delivery Points designated in CR#101125: $0.11 per MMBtu ("combined discount rate"). This combined discount rate is based on 100% load factor and includes all applicable surcharges, if any. Northern reserves the right to allocate the combined discount rate between commodity and demand components exclusive of surcharges, such that the combined discount rate shall always equal $0.11 per MMBTU based on 100% load factor utilization. Continental agrees to pay Northern the rate stated herein on the contractual MDQ, irrespective of the amount of gas actually flowed by Continental on a daily basis.

2. Term. The term of the above stated combined discount rate shall be three hundred sixty-four (364) days from the date initial deliveries are made under CR#101125. At the expiration of such period the rates applicable to service provided under CR#101125 shall become Northern's applicable tariff rates, as amended from time to time.

3. Fuel. In addition to the above stated combined discount rate, Continental shall pay Northern the applicable fuel rate set forth in Northern's FERC Gas Tariff, as amended from time to time.

4. FERC. If it is determined, as a result of any decision or regulation issued by the FERC or other administrative agency or court of competent jurisdiction: (i) that any discount provided to Continental by Northern would, in effect, require Northern to provide similar discounts to other shippers or that the providing of such discounted rates to Continental provides Continental an undue preference or would subject other shippers to undue discrimination; or (ii) that Northern is required to allocate costs to the service provided hereunder or recognize revenue as if it were charging rates in excess of the combined discount rate provided for herein; Northern and Continental agree to renegotiate the rate stated herein such that both parties achieve the same economic value as contemplated in this transportation.





                 Part of the Enron Group of Energy Companies
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                                   EXHIBIT 3
                       Firm Throughput Service Agreement
                               Rate Schedule TFX

Shipper's Name and Address for Notices and Invoices:      Date: January 26, 1996
Continental Natural Gas Incorporated
Boston Bldg.
1412 S. Boston
Tulsa, OK 74119
Attn: Gas Control

Address for Invoice
Continental Natural Gas Incorporated
Boston Bldg.
1412 S. Boston
Tulsa, OK 74119
Attn: Accounts Payable

Contract No: 101125

Term: This Agreement shall become effective on March 1, 1996, or upon completion of construction of facilities at CNG A-line (S18, T13S, R26E, Beaver County, OK), whichever is later, for a term of 364 days.

Rates shall be Northern's maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule on file with the Commission unless otherwise agreed to by the parties in writing.

This transportation shall be provided pursuant to Subpart G of Part 284 of the Federal Energy Regulatory Commission's ("Commission") regulations.

The contract maximum daily quantities and primary receipt and delivery points are set forth on Appendix A, and if necessary, Appendix B.

If made available by Shipper, Northern agrees to receive and deliver thermally equivalent volumes of natural gas as set forth in this Agreement.

Other:
      -----------------------------------------------------

Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or if mailed by United States mail, postage prepaid, or if sent by express mail, overnight delivery, telex, telecopy or other mutually agreeable means of electronic transmission, to Shipper when sent to the address set forth on this Agreement and to Northern when sent to the following:
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All Notices/Accounting Matters:        Payments: Northern Natural Gas Company
      Northern Natural Gas Company               Citibank N.A.
      P.O. Box 1188                              399 Park Avenue
      Houston, Texas 77251-1188                  Account No. 4049-8026
      Attn: Market Services                      New York, New York 10043

This Agreement shall incorporate and in all respects shall be subject to the "General Terms and Conditions" and the applicable Rate Schedule(s) set forth in Northern's FERC Gas Tariff, and may be revised from time to time. Northern may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time change any rates, charges or other provisions set forth in the applicable Rate Schedule(s) and the "GENERAL TERMS AND CONDITIONS" in Northern's FERC Gas Tariff, and Northern shall have the right to place such changes in effect in accordance with the NGA, and this Throughput Service Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same.

Northern Natural Gas Company             Continental Natural Gas Incorporated

By: /s/                                  By: /s/
   ---------------------------              --------------------------------
Title: /s/                               Title: /s/
      ------------------------                 -----------------------------
Date: /s/                                Date: /s/
     -------------------------                ------------------------------





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